eCLICKMD, INC.

                           PLACEMENT AGENCY AGREEMENT



                                            As of September 30, 2002



Gryphon Financial Securities Corp.
233 Fifth Avenue (Suite 5B)
New York, New York 10016

Ladies and Gentlemen:

       This Placement Agency Agreement (the "Agency Agreement") confirms the retention by eClickMD, Inc., a Nevada corporation (the "Company"), of Gryphon Financial Securities Corp., a Delaware corporation (the "Placement Agent"), to act as the exclusive placement agent, on a reasonable best efforts basis, in connection with the private placement (the "Offering") of units (each a "Unit," and collectively, the "Units"), each Unit consisting of (i) ten (10) shares of its Series A Convertible Preferred Stock (the "Preferred Shares"), and (ii) a five (5) year warrant in the form annexed hereto as Exhibit A (each a "Warrant," and collectively, the "Warrants") to purchase thirty-three and one-third (33.33%) percent of the aggregate number of shares of common stock, par value $.001 per share of the Company (the "Common Stock"), initially issuable upon conversion of the Preferred Shares (the "Warrant Shares"), at an offering price of $100,000 per Unit.

       In the Offering, the Placement Agent will sell on a reasonable best efforts basis a minimum of $250,000 of Units (the "Minimum Offering") and up to a maximum of $1,500,000 of Units (the "Maximum Offering"). The Units will be offered pursuant to those terms and conditions set forth herein. The Minimum Offering will be made on a "best efforts-all or none" basis and the balance of the Offering will be made on a "best efforts" basis. The Placement Agent reserve the right to sell up to an additional $500,000 of Units (the "Over-Allotment Securities"). The Units will be offered in accordance with Regulation D promulgated by the Securities and Exchange Commission (the "SEC"). The Units, the Preferred Shares, the Warrants, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") are sometimes hereinafter collectively referred to as the "Securities."

       The (i) SEC Documents (as defined in Section 2(j) below), and (ii) the Subscription Agreement between each prospective investor subscribing to purchase Units pursuant to the Offering (each a "Subscriber") and the Company, in the form annexed hereto as Exhibit B (the "Subscription Agreement"), are together referred to herein as the "Offering Documents," and together with (iii) the Escrow Agreement (as defined in Section 1(e) below), (iv) the Registration Rights Agreement between the Placement Agent and the Company, in the form annexed hereto as Exhibit C, (v) the Registration Rights Agreement among each Subscriber and the Company in the form annexed hereto as Exhibit D (the
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"Registration Rights Agreement"), (vi) the Warrants, (vii) this Agency
Agreement, (viii) the Agent Warrants (as defined in Section 3(d)(i)(D) below),
(ix) the Certificate of Voting Powers, Designations, Preferences and Rights of Series A Convertible Preferred Stock in the form annexed hereto as Exhibit E (the "Certificate of Designations"), and (x) the exhibits, schedules and appendices which are part of the Subscription Agreement, the Registration Rights Agreement, the Warrants, and the Agency Agreement, are sometimes hereinafter collectively referred to as the "Transaction Documents."

       The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Transaction Documents in form and substance satisfactory to the Placement Agent and its counsel.

       Each Subscriber will be required to deliver, among other things, a Subscription Agreement and a confidential investor questionnaire ("Investor Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Transaction Documents.

       1.     Appointment of Placement Agent; Escrow Agent.

              (a) Gryphon Financial Securities Corp. is hereby appointed exclusive placement agent of the Company (subject to Gryphon's right to have selected dealers ("Selected Dealers") in good standing with the National Association of Securities Dealers ("NASD") participate in the Offering) during the offering periods for the Offering herein specified for the purposes of assisting the Company in finding qualified Subscribers in the Offering.

              (b) Subject to the performance by the Company in all material respects of its obligations to be performed under this Agency Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agency Agreement, the Placement Agent hereby accepts such agency and agrees to use its reasonable best efforts to assist the Company in finding qualified Subscribers. It is understood that the Placement Agent has no commitment to sell Units. Gryphon's agency hereunder is not terminable by the Company except upon termination of the Offering Period (as defined in Section 3(a) below).

              (c) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement and/or Investor Questionnaire or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

              (d) The Placement Agent and/or affiliates of the Placement Agent may (but are under no obligation to) purchase Units and any such purchases shall be counted toward the Minimum Offering and Maximum Offering.

              (e) Pursuant to the terms of an escrow agreement in the form annexed hereto as Exhibit F (the "Escrow Agreement"), by and between the Company, the Placement Agent and Frank J. Hariton, Esq., as escrow agent, (the "Escrow Agent") for the Offering, all proceeds representing the purchase price

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for the purchase of Units in the Offering shall be sent directly to and held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement pending each Closing (as defined in Section 3(a) below).

       2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

              (a) Organization and Qualification. The Company and each of its subsidiaries (the "Subsidiaries") which, for purposes of this Agency Agreement means any entity in which the Company, directly and/or indirectly, owns capital stock and holds a majority or similar interest, are duly organized and validly existing in good standing under the laws of the jurisdiction in which they were organized, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agency Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or by the other Transaction Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. Except as set forth on Schedule 2(a) to this Agreement, the Company has no Subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. The Company owns all of the issued and outstanding capital stock of all of its Subsidiaries set forth on Schedule 2(a) free and clear of all liens, options or encumbrances of any kind and all claims or charges of any kind, and is validly issued, fully paid and non-assessable, and there are not outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such subsidiary to any person except the Company.

              (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agency Agreement and other Transaction Documents, to perform its obligations under the Transaction Documents, and to issue the Securities (as well as the Agent Warrants and all securities underlying the Agent Warrants ) in accordance with the terms of the Transaction Documents. The execution and delivery of the Transaction Documents and the filing of the Certificate of Designations by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Securities (as well as the Agent Warrants and all underlying securities), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles

                                       -3-
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of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

              (c) Capitalization. The authorized, issued and outstanding securities of the Company prior to consummation of the transactions contemplated hereby is as set forth in Schedule 2(c) (which, other than any securities issued in any Closing of this Offering, shall not change prior to the Termination
Date). All of such outstanding securities have been duly authorized and are validly issued, fully paid and non-assessable. Except for the Securities and as disclosed in Schedule 2(c), (i) no shares of the Company's capital stock are subject to preemptive rights under law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the "1933 Act"); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities (and the Agent Warrants and all underlying securities) as described in the Transaction Documents; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

              (d) Issuance of Securities; Reservation. The issuance, sale and delivery of the Securities, the Agent Warrants and all securities issuable upon exercise of the Agent Warrants have been duly authorized by all requisite corporate action by the Company and, upon issuance, shall be (a) duly authorized, validly issued, fully paid and non-assessable, (b) free from all taxes, liens and charges with respect to the issue thereof except as consented to by an investor, and (c) entitled to the rights set forth in the Transaction Documents. Prior to the Initial Closing (as defined in Section 3(a) below), such number of shares of Common Stock as the Placement Agent shall specify will be duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants and the Agent Warrants. In the event the number of shares of Common Stock issuable upon conversion or exercise of the Preferred Shares, the Agent Warrants and/or the Warrants exceed the number of authorized shares of Common Stock, the Company shall immediately use its best efforts to seek stockholder approval of and file a Certificate of Amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock accordingly. Upon conversion of the Preferred Shares

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and/or exercise of the Warrants and Agent Warrants, the Conversion Shares, the
Warrant Shares and the shares of Common Stock issuable upon exercise of the Agent Warrants will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Investor Questionnaires, (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D, and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Preferred Shares and the Warrants pursuant to the terms of this Agency Agreement are and will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

              (e) Non-Defaults; Non-Contravention. Neither the Company nor any of its Subsidiaries is in violation of or default under, nor will the execution and delivery of this Agency Agreement or any of the Transaction Documents including, but not limited to, the Subscription Agreement, the Certificate of Designations, the Agent Warrants, and the Warrants, or consummation of the transactions contemplated herein or therein result (I) in a violation of any law, rule, regulation, order, judgment or decree (including, but not limited to, federal and state securities laws and regulations and the rules and regulations of the NASD) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (II) in a violation of or constitute a default in the performance or observance of any obligation under their respective (i) Articles of Incorporation, other documents governing outstanding securities, or By-Laws (each as amended), (ii) any indenture, mortgage, contract, security agreement, loan agreement, material purchase order or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound or affected, where such violation or default would have a Material Adverse Effect, or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

              (f) Consents. Except as contemplated by this Agency Agreement and filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, the Company covenants to complete within the required statutory period, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. Except as otherwise provided in the Transaction Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

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              (g)    No General Solicitation. Neither the Company, its
Subsidiaries, any of their affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

              (h) No Integrated Offering. Neither the Company, its Subsidiaries, any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act by causing this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, or otherwise. Neither the Company, its Subsidiaries, their affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act by causing the Offering to be integrated with other offerings or otherwise.

              (i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Amended and Restated Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agency Agreement, including without limitation, the Company's issuance of the Securities (including the Agent Warrants and all underlying securities) and the Subscriber's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

              (j) SEC Documents; Financial Statements. Since December 31, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (collectively, the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or

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summary statements) and, together with the footnotes, show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and fairly present in all material respects the consolidated assets, indebtedness, and financial condition of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

              (k) No Undisclosed Liability; Absence of Changes. Neither the Company nor any of its Subsidiaries had liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) not otherwise disclosed in the Financial Statements which are not fully reflected or reserved against therein, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable. Since the date of the Financial Statements, except with respect to matters of which the Company has notified you in writing, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company and/or its Subsidiaries, and, except as set forth in Schedule 2(k) to this Agreement there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company and/or any of its Subsidiaries, or any issuance of options, warrants or other rights to purchase the capital stock of the Company and/or its Subsidiaries, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of the Company and/or any of its Subsidiaries which would be material to the business or financial condition of the Company and/or its Subsidiaries, and neither the Company and/or its Subsidiaries have become a party to, and neither the business nor the property of the Company and/or any of its Subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

              (l) Conduct of Business; Regulatory Permits. Except as set forth on Schedule 2(l), since December 31, 2001 the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2001 and forming part of the SEC Documents, and current liabilities incurred since the December 31, 2001, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Agency Agreement and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital

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stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, all such certificates, authorizations and permits are in full force and effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. The Common Stock has been designated for quotation or listed on the NASD Bulletin Board, trading in the Common Stock has not been suspended by the SEC or the NASD and the Company has received no communication, written or oral, from the SEC or the NASD regarding the suspension or delisting of the Common Stock from trading on the NASD Bulletin Board. The Company has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the NASD in the foreseeable future.

              (m) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds,
(b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

              (n) Litigation. Except as set forth on Schedule 2(n) hereto, there is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or basis therefor known to the Company). Neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

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              (o)    Taxes. The Company and each of its Subsidiaries have timely filed all Federal, state, local and foreign tax returns which are required to be filed by them or otherwise met their disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company and each of its Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company and each of its Subsidiaries have properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company and each of its Subsidiaries have never been audited by any state, local or Federal authorities. Neither the Company nor any of its Subsidiaries have waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

              (p) Securities Law Compliance. The offer, offer for sale, and sale of the Units has not been registered with the SEC. The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC. The Transaction Documents do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Transaction Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments, which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

              (q) Title. Except as set forth in or contemplated by Schedule 2(q), the Company and each of its Subsidiaries has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to its business; all of the material leases and subleases under which the Company and each of its Subsidiaries is the lessor or sublessor of properties or assets or under which the Company and each of its Subsidiaries holds properties or assets as lessee or sublessee are in full force and effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge no material claim has been asserted by anyone adverse to rights of the Company and each of its Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company and each of its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company and each of its Subsidiaries owns, leases or licenses all such properties as are necessary to its operations as described in the Transaction Documents.

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              (r)    Intellectual Property Rights. The Company and its
Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted the lack of which can reasonably be expected to have a material adverse effect. Except as set forth on Schedule 2(r), to the Company's knowledge, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agency Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2(r), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on Schedule 2(r), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

              (s) Registration Rights. Except with respect to holders of the Securities, the Agent Warrants, and all underlying securities, and except as set forth in Schedule 2(s), no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company. The Company shall grant registration rights under the 1933 Act to the investors in the Offering and/or their transferees as more fully described in the Transaction Documents.

              (t) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by the Agency Agreement other than the Placement Agent.

              (u) Right of First Refusal. No person, firm or other business entity, other than the Placement Agent, is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

              (v) Title to Securities. When certificates representing the Warrants and Preferred Shares have been duly delivered to the purchasers in the Offering (and certificates representing the Agent Warrants have been delivered to the Placement Agent and/or its designees), respectively, and payment, if any, shall have been made therefor, the several purchasers (and the Placement Agent and/or its designees) shall have good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all securities title taxes, if any, in respect of the original issuance thereof.

              (w) Indebtedness. Except as expressly disclosed on Schedule 2(w) hereto (which Schedule 2(w) sets forth the persons, terms, amounts owed, interest rates, and accrued interest and maturity dates), neither the Company nor any of its Subsidiaries have any indebtedness of any kind directly and/or indirectly including, but not limited to, notes, indebtedness, accrued salaries, guarantees or similar items (the "Indebtedness"). Except as disclosed on
Schedule 2(w), no Indebtedness is in default (or with the passage of time and/or giving notice would be in default).

              (x) Absence of Financing Statements, Etc. Except as expressly disclosed on Schedule 2(x) hereto, there is no direct and/or indirect financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office that purports to cover, affect or give notice of any present or possible future lien on, or security interest or charge in, any assets or property of the Company and/or any of its Subsidiaries or rights thereunder.

              (y) SEC Reports. The shares of Common Stock are registered under Section 12 of the 1934 Act. Since its inception, the Company has filed in a timely manner all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the 1933 Act and the 1934 Act including, without limitation, reports on Form 10-KSB, Form 10-QSB and Form 8-K. The Company has satisfied all of its obligations to keep all of its SEC Documents effective for the benefit of any selling securityholders or otherwise. As of their respective dates, the Company's SEC Documents complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is "current" in its SEC reporting requirements.

              (z) Disclosure. None of the representations and warranties of the Company appearing in this Agency Agreement or any information appearing in any Exhibit or Schedule hereto or in any of the Transaction Documents or Offering Documents (other than information received by the Company from third-party sources or statements which are described as "belief" or "expectation" of the Company or similarly qualified, which information the Company believes as of the date hereof and as of each such Closing Date to the best of its knowledge to be true and accurate and not contain any untrue statement of material fact), contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

              (aa) Certain Officers. As of the date hereof, Marion Robert Rice, Robert Woodrow, Jason Streit, and Neil Burley (the "Key Executives") are employed by the Company on a full-time basis, and, to the Company's knowledge, none of the Key Executives is planning to cease being employed by the Company on a full-time basis in their current capacity and the Company is not aware of any circumstances related to the employment of the Key Executives, apart from circumstances related to the operations of the Company as a whole, that could result in cessation of full-time employment of any of the Key Executives in their current capacities.

       3.     Closing and Fees.

              (a) Closing and Termination of Offering. Provided the Minimum Offering shall have been subscribed for, all conditions to closing set forth in
Section 3 of this Agreement and Article V and Article VI of the Subscription Agreement have been satisfied or waived and neither the Company nor the Placement Agent have notified the other that they do not intend to effect the closing of the Minimum Offering, a closing (the "Initial Closing") shall take place at the offices of counsel to the Placement Agent, Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005 within three (3) business days thereafter (but in no event later than five (5) business days following the Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Preferred Shares and Warrants. The Company and the Placement Agent may consummate subsequent closings of the Offering, upon mutual agreement only, each of which shall be subject to satisfaction or waiver of the conditions to closing set forth in Article V and Article VI of the Subscription Agreement and in Section 3 of this Agreement, and each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date." The offering period for the Offering (the "Offering Period") shall commence on the day the Transaction Documents are first made available to the Placement Agent by the Company for delivery in connection with the Offering for sale of the Units and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering (including the Over-Allotment Securities); and (ii) January 15, 2003, provided, however, that if the Initial Closing occurs on or prior to January 15, 2003, the Offering Period automatically shall be extended until February 15, 2003. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

              (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date of the Offering, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                     (i)    Due Qualification or Exemption.

                            (A)    The Offering will become qualified or be
exempt from qualification under the securities or "Blue Sky" laws of the several states pursuant to Section 4(d) below not later than the Initial Closing Date, and

                            (B)    At any Closing Date no stop order suspending
the sale of the Preferred Shares and Warrants shall have been issued and no proceedings by any governmental authority, self regulatory organization or any securities exchange for that purpose shall have been initiated or threatened in writing;

                     (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the Transaction Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the reasonable opinion of the Placement Agent is material, or omits to state a fact, which in the reasonable opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                     (iii) Compliance with Agreements; Transaction Documents. The Company will have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to each Closing and all Transaction Documents shall be in form and substance satisfactory to the Placement Agent and its counsel;

                     (iv) Corporate and Shareholder Action. Prior to the Initial Closing, the Company has or will have taken all necessary corporate action, including, without limitation, obtaining the approval of its Board of Directors and stockholders, if any, for, among other items, the execution and delivery of this Agency Agreement and the required Transaction Documents, the performance by the Company of its obligations hereunder and under the Transaction Documents and the Offering contemplated hereby;

                     (v) Opinion of Company Counsel. At each Closing, the Placement Agent shall receive the opinion of Frank Hariton, Esq., counsel to the Company, addressed to the Placement Agent and the Subscribers substantially to the effect that:

                            (A)    The Company and each of its Subsidiaries are
validly existing and in good standing under the laws of their respective places of incorporation, each have all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business and each is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

                            (B)    The Company has the requisite corporate power
and authority to execute, deliver and perform its obligations under the Transaction Documents including the offer, sale and issuance of the Units, Preferred Shares, the Agent Warrants and the Warrants in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized by the Company's Board of Directors. Each of this Agency Agreement, the Warrants, the Agent Warrants, the Preferred Shares, and the other Transaction Documents have been duly and validly authorized, executed and delivered by the Company (and the Company's Subsidiaries, as applicable), and are valid and binding obligations of the Company and its Subsidiaries, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                            (C)    The issuance and sale of the Units, the
Preferred Shares, the Agent Warrants and the Warrants has been duly authorized, and when issued and paid for, the Units, the Preferred Shares, the Agent Warrants and the Warrants will be validly issued, fully paid and non-assessable and free of all liens, encumbrances and preemptive rights with respect to the issue thereof. The Conversion Shares, the Warrant Shares and the Common Stock issuable upon exercise of the Agent Warrants, are duly authorized and reserved for issuance, and when issued and paid for, the Conversion Shares, the Warrant Shares and all securities underlying the Agent Warrants, will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

                            (D)    Based in part upon, and subject to the
accuracy as to factual matters of, the Subscribers' representations in Article II of the Subscription Agreement, the Units may be issued to the Subscribers pursuant to the Transaction Documents without registration under the 1933 Act.

                            (E)    No authorization, approval, consent, filing
or other order of any federal or state governmental body, regulatory agency, or to our knowledge, any court, is required to be obtained by the Company for the issuance and sale of the Units, the Agent Warrants, the Preferred Shares and the Warrants as contemplated by the Transaction Documents, except as have been made or will be made by the Company.

                            (F)    Neither the execution and delivery of this
Agency Agreement, the Warrants, the Agent Warrants, the Certificate of Designations, the Subscription Agreements or any other Transaction Documents used in connection with the Offering, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Warrants, the Preferred Shares, the Agent Warrants or the Conversion Shares has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws (or other similar documents) of the Company and/or any of its Subsidiaries, or any material contract, debt instrument, security agreement, guarantee, instrument or document known to such counsel including, but not limited to, all agreements to which the Company and/or any of its Subsidiaries is a party, or by which its or any of its Subsidiaries' properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to us of any governmental agency or court having jurisdiction over the Company and/or any of its Subsidiaries or any of their respective properties or business;

                            (G)    To the best of such counsel's knowledge,
there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company and/or any of its Subsidiaries or involving the properties of the Company and/or any of its Subsidiaries which might materially and adversely affect the business, properties or financial condition of the Company and/or any of its Subsidiaries or which might materially adversely affect the transactions or other acts contemplated by this Agency Agreement or the validity or enforceability of this Agency Agreement and/or any of the Transaction Documents, except as set forth in or contemplated by the Transaction Documents;

                            (H)    The authorized capital stock of the Company
as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in Schedule 2(c) hereto.

                            (I)    To such counsel's knowledge, other than as
set forth in Schedule 2(c) or any other Schedule hereto (i) there are no outstanding warrants, options, agreements, convertible securities, preemptive rights (or similar rights including, but not limited to, rights of first refusal), or other commitments pursuant to which the Company (and/or any of its Subsidiaries) is, or may become, obligated to issue any shares of its capital stock or other securities of the Company, and (ii) no person has any anti-dilution rights and/or rights of first refusal. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and to such counsel's knowledge have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such securities were either registered under the 1933 Act and applicable state securities laws or exempt from such registration requirements and no person to our knowledge has any matured and/or unmatured rescission rights.

                            (J)    Such counsel has reviewed the SEC Documents
and the Transaction Documents and nothing has come to the attention of such counsel to cause it to have reason to believe that any such documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                            (K)    To the knowledge of such counsel, there have
been no claims asserted against the Company and/or any of its subsidiaries relating to the potential infringement of or conflict with any patents, trademarks, copyrights or trade secrets of others.

                            (L)    The shares of Common Stock are registered
under Section 12 of the 1934 Act. Since June 30, 2001, the Company has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the 1933 Act and the 1934 Act including, without limitation, reports on Form 10-KSB, Form 10-QSB and Form 8-K. The Company has satisfied all of its obligations to keep all of its SEC Reports effective for the benefit of any selling securityholders or otherwise. As of their respective dates, the Company's SEC Documents complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is "current" in its SEC reporting requirements.

                     (vi) Representations and Warranties. The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such representations and warranties to be true and correct as stated above, and except for such nonperformance, failure to satisfy or comply as would not, individually or in the aggregate, have a Material Adverse Effect.

                     (vii) Closing Documents. At each Closing, the Company shall have delivered to the Subscribers and the Placement Agent the following:
(A) a certificate of the Chief Executive Officer stating that (I) the conditions set forth in Section 3(b) has been satisfied, (II) except as expressly set forth in any Schedule or Exhibit to the Subscription Agreement or this Agency Agreement, since December 31, 2001 there has been no event, condition or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, and (III) the Company has complied with its covenants and agreements set forth in the Transaction Documents, and (B) a certificate of the Secretary of the Company containing: (I) true and complete copies, as of the Closing Date, of the Articles of Incorporation and By-Laws of the Company and of the Certificate of Designations (all as amended), (II) true and complete copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents and all documents and matters incident thereto, and (III) a certification of authenticity of the signatures of the officers of the Company who have executed and delivered the documentation for this Offering.

                     (viii) No Adverse Changes. There shall not have occurred, at any time prior to the applicable Closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's sole judgment, makes it inadvisable to proceed with the Offering.

                     (ix) Due Diligence Investigation Complete. The Placement Agent shall have concluded its due diligence investigation of the Company to the Placement Agent's satisfaction, including, without limitation, an investigation of the Company's financial statements, projections, business prospects, capital structure, and other contractual arrangements.

                     (x) Conditions of Subscription Agreement. All of the conditions to closing set forth in Section 6 of the Subscription Agreement shall have been satisfied.

                     (xi) Escrow Agreement. The Escrow Agreement shall have been duly executed by the parties thereto.

                     (xii) Certificate of Designations. On or prior to the Initial Closing, the Placement Agent shall receive to its satisfaction evidence of the Company's filing of the Certificate of Designations for the Preferred Shares and Board of Director approval to, among other items (A) authorizing the Preferred Shares and (B) setting forth the rights of the Preferred Shares.

                     (xiii) Lock-Up Agreements. Prior to the Initial Closing, the Placement Agent shall have received a signed lock-up agreement from each of Dr. Richard F. Corlin, Marion Robert Rice, Robert J. Woodrow, Andrew W. McBee, Gary D. Humberson, Allen J. Stamy, Jason Streit, Neil Burley, Eugene Fry, and Sheila Hemphill, in the form annexed hereto as Exhibit G.

              (c) Blue Sky. Counsel to the Placement Agent will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Offering may be made in certain jurisdictions. It is understood that such filings may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber,
(ii) the representations, warranties and agreements of the Company set forth in
Section 2 of this Agency Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of the Company set forth in the certificate to be delivered at each Closing pursuant to paragraph (vii) of
Section 3(b).

              (d)    Placement Fee and Expenses.

                     (i) Offering. Simultaneously with payment for and delivery of the Preferred Shares and Warrants at each Closing, the Company shall:

                            (A)    pay to the Placement Agent a cash fee equal
to eight and one-half (8.5%) percent of the aggregate purchase price of all Units sold (the "Cash Fee") (which amount shall be paid directly from the Escrow Account at the particular Closing);

                            (B)    (i) pay to the Placement Agent a
non-accountable expense allowance equal to one (1%) percent of the aggregate purchase price of all Units sold (the "Expense Allowance") (which amount shall be paid directly from the Escrow Account at the particular Closing), for all non-accountable expenses in connection with the Offering, and (ii) reimburse the Placement Agent for all of its accountable expenses including, but not limited to, the fees and expenses of legal counsel to the Placement Agent, which legal fees and expenses shall be paid by the Company at the Initial Closing (which legal fees and expenses of counsel to the Placement Agent shall be paid directly from the Escrow Account to such counsel) and which shall not exceed $25,000 plus reasonable expenses (of which $5,000 has been paid through a loan made to the Company by an affiliate of the Placement Agent);

                            (C)    pay all reasonable and approved expenses in
connection with the qualification of the Securities under the Blue Sky laws of the states which the Placement Agent shall designate, including filing fees (which filing fees must be paid prior to filing), legal fees and disbursements of Placement Agent's counsel in connection with such Blue Sky matters (which amount shall be paid directly from the Escrow Account at the particular

Closing). The reimbursement and payment obligations of the Company set forth in clauses (A), (B) and (C) are hereinafter sometimes referred to as the "Placement Agent Expenses;" and

                            (D)    issue to the Placement Agent and/or its
designees five (5) year warrants, in the form annexed hereto as Exhibit H (the "Agent Warrants") to purchase twelve (12%) percent of the aggregate number of shares of Common Stock, at an initial exercise price of $1.00 per share, issuable upon exercise of the Warrants and conversion of the Preferred Shares sold at each Closing. The Agent Warrants shall be substantially similar to the Warrants and the shares of Common Stock issuable upon exercise of the Agent Warrants shall have the same registration rights as purchasers of Units in the Offering.

                     (ii) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four (4%) percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

              (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in Section 3(b)(v) and
Section 3(b)(vii) above, respectively.

       4.     Covenants of the Company.

              (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company to fund marketing and sales programs and for working capital. From the net proceeds of the Initial Closing, the Company must repay to an affiliate of the Placement Agent a loan in the principal amount of $40,000 (including $5,000 paid directly to legal counsel to the Placement Agent representing a retainer to such legal counsel in connection with the Offering), plus interest accrued thereon. To the extent gross proceeds of the Offering exceed $1,250,000, an additional $250,000 of the net proceeds shall be used to repay loans made to the Company by an affiliate of the Placement Agent. The Company's use of any net proceeds from the sale of the Over-Allotment Securities will be determined by agreement of the Placement Agent and the Company. Any and all expenditures to be made by the Company from the net proceeds from the Offering must be approved in writing by the Placement Agent on a weekly basis.

              (b)    Expenses of Offering, Other Payments and Option.

                     (i) The Company shall be responsible for, and shall bear all reasonable and approved expenses directly incurred in connection with, the Offering including, but not limited to (i) legal fees of the Company's counsel relating to the costs of preparing the Transaction Documents and all amendments, supplements and exhibits thereto and delivering all Securities, and (ii) the Placement Agent Expenses.

                     (ii) The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby.

                     (iii) If the Minimum Offering does not close by January 15, 2003, this Agreement shall terminate other than its indemnification obligations pursuant to Section 5, its finders fee obligations pursuant to
Section 4(i) and the right of first refusal pursuant to Section 4(l).

              (c) Notification. The Company shall notify the Placement Agent immediately, and in writing (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Final Closing or the Termination Date as a result of which the Transaction Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or the securities included in the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

              (d) Blue Sky. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Units and the securities included therein for sale to the Subscriber pursuant to this Agency Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

              (e) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than fifteen (15) days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

              (f) Press Releases, Etc. The Company shall provide two (2) business days prior written notice of any proposed press release or other communication, or any press conference (a "Release") with respect to any material development concerning the Company, its financial condition, results of operations, business, properties, assets, or liabilities; provided, however, the Company may issue any press release without such prior notice if in the reasonable opinion of counsel to the Company issuance before such notice can be provided is required for compliance with any governmental agency or exchange on which the Company's securities are listed. Furthermore, the Company shall not at any time include information with respect to the Offering and/or the use of the Placement Agent's name in any Release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent. Other than the last sentence of this Section 4(f), the Company's obligations pursuant to this Section 4(f) shall terminate on the Termination Date.

              (g) Restrictions on Issuances of Securities. During the period commencing on the date hereof and ending on the later of (i) the Final Closing,
(ii) the Termination Date, or (iii) the date no Preferred Shares are outstanding, the Company will not, without the prior express written consent of the Placement Agent, issue, offer and/or sell additional shares of Common Stock and/or other equity securities of the Company, other than pursuant to the exercise of options, warrants or rights outstanding on the date hereof, or issue or grant any warrants, options or other securities of the Company or any debt and/or obligations convertible, redeemable or exchangeable for any equity securities of the Company.

              (h) Reports; Communications. For a period of three (3) years from the Initial Closing date (a) within forty-five (45) days after the end of each fiscal quarter, the Company shall (i) send to the Placement Agent (x) a letter setting forth the results of operations for the fiscal quarter and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable quarterly report on Form 10-QSB) and
(y) a schedule of all securities issuances by the Company, including the issuances of shares pursuant to the cashless exercise provisions of any options or warrants, and (ii) present an update on the affairs of the Company at the offices of the Placement Agent for the Subscribers and employees of the Placement Agent, ensuring that such update complies with Regulation FD under the 1933 Act and/or the 1934 Act. In addition, within ninety (90) days after the end of each fiscal year, the Company shall send to the Subscribers a stockholders letter in form and substance reasonably satisfactory to the Placement Agent setting forth the results of operations for the fiscal year and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable annual report on Form 10-KSB).

              (i) Transmittal Letters. Within five (5) days after each closing of the Offering, the Placement Agent shall receive copies of all letters from the Company to the Subscribers transmitting the securities sold in the Offering and shall receive a letter from the Company confirming transmittal of the securities to the Subsidiaries.

              (j)    Finder's Fee.

                     (i) The Company hereby irrevocably agrees that notwithstanding anything to the contrary provided herein or elsewhere, and in addition to any other fee earned and/or received by the Placement Agent pursuant to this Agreement or elsewhere, and regardless of whether the Company sells any securities though the Placement Agent in the Offering, in the event that at any time and/or from time to time for a period commencing on the date hereof and terminating on the date three (3) years from the later to occur of (i) the date of this Agreement; and (ii) the Termination Date (collectively, the "Fee Event Period"), one or more persons that the Placement Agent (and/or its affiliates) has directly and/or indirectly introduced to the Company (collectively, an "Investor") purchase (and/or arranges a purchase) any (debt and/or equity) securities of the Company and/or its affiliates either through a direct investment in exchange for assets, through a merger, or an acquisition, exchange offer or otherwise (a "Transaction"), then the Company shall (i) pay to the Placement Agent (and/or its designees) for each Transaction during the Fee Event Period, a cash fee equal to eight and one-half (8.5%) percent of the gross proceeds received in each such Transaction, and (ii) issue to the Placement Agent, warrants to purchase in the aggregate twelve (12%) percent of the identical securities issued to investors in each such Transaction at the lowest price paid by Investors in the Transaction, and with the most favorable registration rights as any investors in any such Transaction received (the cash and warrants to be paid by the Company to the Placement Agent pursuant to this
Section 4(j) shall be collectively referred to as the "Fee").

                     (ii) In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the finder's fee payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four (4%) percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

                     (iii) The Company expressly agrees that the Placement Agent shall be given ten (10) business days' prior written notice of the exact time and place of closing of a Transaction and shall be supplied with all transaction documents (including closing documents) used in the Transaction. Each notice shall provide a detailed description of the Transaction, the investors (including names and addresses) and the determination of the compensation to be paid to the Placement Agent. The Company also expressly agrees that the Placement Agent shall have the right to attend all closing(s) of a Transaction.

              (k) SEC Documents. The shares of Common Stock are registered under Section 12 of the 1934 Act. Since its inception, the Company has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the 1933 Act and the 1934 Act including, without limitation, reports on Form 10-KSB, Form 10-QSB and Form 8-K. The Company has satisfied all of its obligations to keep all of its SEC Documents effective for the benefit of any selling securityholders or otherwise. As of their respective dates, the Company's SEC Documents complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (l) Right of First Refusal. From the date following the Initial Closing until the date two (2) years following the final Closing, in further consideration of its agreement to act as Placement Agent, the Company hereby irrevocably grants to the Placement Agent a right of first refusal to act as the exclusive agent or manager or, in the sole discretion of the Placement Agent, as co-manager for any financing transactions by the Company of its equity and/or debt securities (the "Right"). If the Company receives a bona fide offer from any third party to serve as sole or managing agent in such offering, which the Company is willing to accept, the Company shall promptly give written notice thereof to the Placement Agent, including all material terms and conditions of such offer. The Placement Agent shall then have fifteen (15) business days after receipt of such written notice to elect to enter into an agreement with the Company as sole or managing agent on the same terms and conditions as set forth in the Company's written notice and ninety (90) days to fund such offering. If the Placement Agent declines to exercise its Right or fails to notify the Company within the fifteen (15) business day period of an election to invoke its Right, the Company may enter into an agreement with such third party from whom it has received a bona fide offer and the Placement Agent's right hereunder shall thereupon terminate. If, however, the Company fails to enter into such an agreement with such third party or if the terms and conditions of such offer are thereafter materially changed, the Right granted to the Placement Agent shall once again apply.

       5.     Indemnification.

              (a) The Company agrees to indemnify and hold harmless the Placement Agent and each selected dealer, if any, and their respective stockholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for all legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of
(i) any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of the Placement Agent's engagement hereunder, or (iii) any breach by the Company of any of its representations, agreements, obligations, warranties or covenants contained in this Agency Agreement.

              (b) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company (which it shall have no obligation to do) or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to material conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement by an Indemnified Party of any action against an Indemnified Party shall be made without the Company's consent which shall not be unreasonably withheld. No settlement of any action against an Indemnified Party by the Company shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

       6.     Contribution. To provide for just and equitable contribution, if
(i) an Indemnified Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agency Agreement expressly provides for indemnification in such case, or
(ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, shareholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

       7.     Miscellaneous.

              (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the Finder's Fee provisions set forth in Section 4(i) hereof, the right of first refusal provisions set forth in Section 4(l) hereof, the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Final Closing for a period of three (3) years.

              (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof of the Company shall survive execution of this Agency Agreement and delivery of the Units and the termination of this Agency Agreement for a period of three (3) years after such respective event.

              (c) No Other Beneficiaries. This Agency Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

              (d) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suite or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located inn the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

              (e) Counterparts. This Agency Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

              (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Gryphon Financial Securities Corp., 233 Fifth Avenue, Suite 5B, New York, New York 10016, Attention: Mr. Younis Zubchevich , with a copy to Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005, Attention: Lawrence G. Nusbaum, Esq., and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 3001 Bee Caves Road, Suite 250, Austin, Texas 78746, Attention: Marion R. Rice, CEO, with a copy to Frank Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York.

              (g) Entire Agreement. This Agency Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agency Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

              (h) Termination by Placement Agent. This Agency Agreement is subject to termination by notice given by the Placement Agent to the Company, if
(i) after the execution and delivery of this Agency Agreement and prior to the Initial Closing (A) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crises that, in the Placement Agent's judgement, is material and adverse and (ii) in the case of any of the events specified in Section 7(h)(i)(A) through Section 7(h)(i)(D), such event, singly or together with any other such event, makes it, in the Placement Agent's reasonable judgement, impracticable to offer the Units on the terms and in the manner contemplated herein.

              (i) No Shorting by Placement Agent. The Placement Agent agrees that from the date of this Agreement until the earlier to occur of either (i) the termination of this Agreement or (ii) the Termination Date, it will not sell short nor advise its clients to sell short any publicly traded security of the Company.

              (j) No General Solicitation. The Placement Agent represents and warrants that neither the Placement Agent nor, to the best of its knowledge, any of its affiliates, has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units, Preferred Shares and Warrants.

                  [Remainder of page intentionally left blank]

       If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                       Very truly yours,

                                       eCLICKMD, INC.



                                       By:______________________________________
                                               Name:
                                               Title:

AGREED:

GRYPHON FINANCIAL SECURITIES CORP.



By:______________________________________
        Name:
        Title:

                                  EXHIBIT TABLE



         EXHIBIT A                Warrant

         EXHIBIT B                Subscription Agreement

         EXHIBIT C                Placement Agent Registration Rights Agreement

         EXHIBIT D                Subscriber Registration Rights Agreement

         EXHIBIT E                Certificate of Designations

         EXHIBIT F                Escrow Agreement

         EXHIBIT G                Lock-Up Agreement

         EXHIBIT H                Agent Warrant

                                LIST OF SCHEDULES
                                -----------------



                  Schedule 2(a)      -      Subsidiaries

                  Schedule 2(c)      -      Capitalization, Etc.

                  Schedule 2(k)      -      Absence of Changes, Etc.

                  Schedule 2(l)      -      Conduct of Business

                  Schedule 2(n)      -      Litigation

                  Schedule 2(q)      -      Title, Etc.

                  Schedule 2(r)      -      Intellectual Property

                  Schedule 2(s)      -      Registration Rights

                  Schedule 2(w)      -      Indebtedness

                  Schedule 2(x)      -      Financing Statements

                                    EXHIBIT A
                                    ---------


                                 Form of Warrant

                                    EXHIBIT B
                                    ---------


                         Form of Subscription Agreement

                                    EXHIBIT C
                                    ---------


              Form of Placement Agent Registration Rights Agreement

                                    EXHIBIT D
                                    ---------


                Form of Subscriber Registration Rights Agreement

                                    EXHIBIT E
                                    ---------


                       Form of Certificate of Designations

                                    EXHIBIT F
                                    ---------


                            Form of Escrow Agreement

                                    EXHIBIT G
                                    ---------


                            Form of Lock-Up Agreement

                                    EXHIBIT H
                                    ---------


                              Form of Agent Warrant

                                  SCHEDULE 2(a)
                                  -------------


                                  Subsidiaries


                                      NONE

                                  SCHEDULE 2(c)
                                  -------------


                    Capital Structure; Outstanding Securities

                                  SCHEDULE 2(k)
                                  -------------


                            Absence of Changes, Etc.


                                      NONE

                                  SCHEDULE 2(l)
                                  -------------


                               Conduct of Business


                                      NONE

                                  SCHEDULE 2(n)
                                  -------------


                                   Litigation

                                  SCHEDULE 2(q)
                                  -------------


                                   Title, Etc.


                                      NONE

                                  SCHEDULE 2(r)
                                  -------------


                              Intellectual Property


                                      NONE

                                  SCHEDULE 2(s)
                                  -------------


                               Registration Rights

No persons have registration rights from eClickMD, Inc. (the "Company") except for the following:

          1. All purchasers of units sold in an offering by the Company pursuant to a Placement Agency Agreement dated as of August 20, 2001 by and between the Company and Gryphon Financial Securities Corp. ("Gryphon"); and

          2. All purchasers of units sold in an offering by the Company pursuant to a Placement Agency Agreement dated as of April 29, 2002 by and between the Company and Gryphon.

                                  SCHEDULE 2(w)
                                  -------------


                                  Indebtedness

                                  SCHEDULE 2(x)
                                  -------------


                              Financing Statements


                                      NONE